Execution Version
Exhibit 10.02
AMENDMENT NO. 5 TO
SUPPLY AGREEMENT
This Amendment No. 5 to the Supply Agreement (this “Amendment”) is entered into as of March 31, 2021, between DSM Nutritional Products AG, Wurmisweg 576, 4303 Kaiseraugst, Switzerland, (hereinafter “DSM”) and Amyris, Inc., 5885 Hollis Street, Emeryville, CA 94608, USA (hereinafter “Amyris”) (each of DSM and Amyris hereinafter referred to as a “Party”, together referred to as the “Parties”).
WHEREAS, Amyris entered into a Supply Agreement, dated as of December 28, 2017, with DSM Produtos Nutricionais Brasil S.A. (the “Agreement”);
WHEREAS, On January 12, 2018, DSM’s affiliate DSM Produtos Nutricionais Brasil S.A. assigned all of its rights, title and interest in the Agreement to DSM;
WHEREAS, On November 19, 2018 the Parties entered into Amendment No. 1, on April 16, 2019 the Parties entered into Amendment No. 2, on September 30, 2019 the Parties entered into Amendment No. 3 to the Agreement and on December 20, 2020 the Parties entered into Amendment No. 5;
WHEREAS, the Parties desire to further amend the Agreement; and
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Amendments.
a.Section 1.1 of the Agreement is hereby amended to include the following definition: “Takasago Contract” shall mean the Farnesene Supply Agreement between Amyris and Takasago International Corporation, dated December 18, 2015.
b.Section 2.3 of the Agreement is hereby amended and restated (solely to include a reference therein to the “Takasago Contract”) and shall read in its entirety as follows:
Upon the Effective Date, Amyris will provide to DSM a product forecast for the calendar year 2018 (each, a “Product Forecast”). Thereafter, by the fifteenth (15th) business day of the first month of each new quarter, Amyris will provide to DSM a rolling quarterly forecast that consists of four (4) calendar quarters for any Product, which notice shall indicate the Product and the desired volume and completion date, together with any other information reasonably necessary for DSM to carry out such production. DSM shall carry out the Services in accordance with each such notice by Amyris so long as the forecast (i) does not exceed the capacity of the Facility; (ii) change is provided more than ninety (90) days in advance and; (iii) subject to DSM’s obligations to honor the terms of the Takasago

Contract, Vitamin E Contract and the Givaudan Contract. Furthermore, DSM will use reasonable efforts to deliver on any changes to the production forecast that are provided by Amyris less than ninety (90) days in advance. It is agreed by the Parties, however, that (i) where DSM is not reasonably able to decrease production with less than ninety (90) days’ prior notice, Amyris will be bound to purchase the original amount it projected for such period, and (ii) where DSM is not reasonably able to increase production with less than ninety (90) days’ prior notice, it shall not be required to provide to Amyris more than the original amount of Product(s) Amyris projected for such period. It is further agreed that Amyris shall be required to purchase all quantities of Non-Farnesene Products that DSM may produce for Amyris in response to a Product Forecast from Amyris. Amyris shall provide DSM with Product Strain(s) in amounts reasonably required to carry out such Services, as well as the then-current version of applicable Amyris Protocols.
2.Effective Date. This Amendment shall become effective as of March 31, 2021.
3.No Other Amendments. Except as expressly amended hereby, the terms and conditions of the Agreement shall remain unchanged and in full force and effect, and the execution of this Amendment is not a waiver by either Party of any of the terms or provisions of the Agreement. In the event of any conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall govern. Capitalized terms used in this Amendment that are not otherwise defined herein shall have the same meanings as such terms are given in the Agreement. For clarity, any cross-references to Agreement Sections refer to those Agreement Sections as amended by this Amendment.
4.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, DSM and Amyris have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.
DSM NUTRITIONAL PRODUCTS AG
By: /s/ Michael Wahl
Name: Michael Wahl
Title: VP
DSM NUTRITIONAL PRODUCTS AG
By: /s/ Bruno Muller
Name: Bruno Muller
Title: VP
AMYRIS, INC.

By: /s/ John Melo
Name: John Melo
Title: President and CEO